Exhibit 99.1

SMSC Reports Fourth Quarter and Full Year Fiscal 2011 Financial Results

Hauppauge, N.Y. – April 6, 2011 – SMSC (NASDAQ: SMSC) today announced financial results for its fourth quarter and full year fiscal 2011, ended February 28, 2011.

Highlights:
•	Fourth quarter revenue of $101.2 million; record annual revenue of $409.5 million,
•	Record annual non-GAAP gross margin of 55.1 percent,
•	Fourth quarter non-GAAP earnings per share of $0.26; $1.61 for fiscal 2011,
•	Generated $11.2 million in cash from operations in the fourth quarter; $45.0 million for fiscal 2011.

Total revenue for the fourth quarter of fiscal 2011 was $101.2 million, an increase of 22 percent when compared to the same period in the prior year and a decrease of 5.4 percent sequentially. This included approximately $4.8 million in sales from SMSC’s acquisition of Symwave, Inc. Non-GAAP gross margin was 52.2 percent and the GAAP gross margin was 48.1 percent. Non-GAAP net income for the fourth quarter of fiscal 2011 was $6.0 million, or $0.26 per diluted share, compared to non-GAAP net income of $4.1 million, or $0.18 per diluted share in the fourth quarter of fiscal 2010. GAAP net income for the fourth quarter of fiscal 2011 was $1.7 million, or $0.07 per diluted share, compared to GAAP net income of $0.9 million, or $0.04 per diluted share for the same prior year period.

"Fiscal 2011 was a great year for SMSC with record revenue of $409.5 million, record annual non-GAAP gross margin of 55.1 percent, record annual non-GAAP operating income of $57.7 million and more than a tripling of non-GAAP earnings per share versus the prior fiscal year," said Christine King, President and Chief Executive Officer of SMSC. "We delivered strong double digit annual growth in all of our vertical markets. In particular, year-over-year automotive sales set a record and grew by approximately 50 percent from fiscal 2010 as our global automotive footprint continues to expand. With approximately 85 percent of SMSC's revenue associated with connectivity, we are focused on expanding our market share through the addition of feature-rich products, including our USB Graphics, Security and Wireless Audio."

Ms. King continued, "For the first quarter of fiscal 2012, we expect revenue to be in the range of $100 to $102 million. This includes a $2 to $3 million negative impact to sales as a result of our Japanese customers’ reducing their forecasts. From a long-term perspective, our expectation is that the PC market will continue to improve modestly with stronger growth in the Automotive, Consumer and Industrial markets. Our design win activity is very healthy and we look forward to executing on our strong organic business model."

During the fourth quarter of fiscal 2011, the Company generated $11.2 million in cash from operations. Cash and investments increased by $11.4 million sequentially to $199.9 million.

Business Outlook
Looking ahead to the first quarter of fiscal 2012, the Company expects:

•	Revenue in the range of $100 to $102 million,
•	Non-GAAP gross margin to be in the range of 54 percent to 55 percent,
•	Non-GAAP operating expenses to be up approximately three percent sequentially,
•	Non-GAAP earnings per diluted share in the range of $0.25 to $0.30.

The unaudited non-GAAP financial measures in this release, including the business outlook, exclude charges and credits for stock appreciation rights (SARs), restricted stock units and stock options associated with the accounting pursuant to FASB ASC 718, the amortization of acquired intangible assets, restructuring charges and related accelerated depreciation on certain test equipment, executive transition costs, costs associated with business acquisition related activities including the impact of writing up the cost of acquired inventory and the revaluation of contingent consideration, impairment losses, an acquisition termination fee gain and litigation settlement expenses.

Conference Call and Webcast Information
Christine King, President and Chief Executive Officer of SMSC, will host a conference call and webcast on April 6, 2011 at 5:00 PM ET, to discuss the Company’s fourth quarter fiscal 2011 financial results, its business outlook. The teleconference may be accessed by dialing 800-281-7970 in the U.S. or 913-312-0847 from outside of the U.S. The teleconference confirmation code is 8889986. A replay of the call will also be available from April 6 through April 13, 2011. The replay dial-in number is 888-203-1112 in the U.S. or 719-457-0820 for international callers. The replay passcode is 8889986. A webcast, along with presentation materials, will be accessible via the investor relations section of SMSC’s website at www.smsc.com.

Use of Non-GAAP Financial Information
Included within the press release are non-GAAP financial measures that supplement the Company’s Condensed Consolidated Income Statements prepared under generally accepted accounting principles (GAAP). These non-GAAP financial measures adjust the Company's actual results prepared under GAAP to exclude certain charges. In the schedules attached to this press release, the non-GAAP measures have been reconciled to and should be considered together with the Condensed Consolidated Income Statements.

These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company's management believes that this information assists in evaluating operational trends, financial performance, and cash generating capacity. Management believes these non-GAAP measures allow investors to evaluate SMSC’s financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures. SMSC also presents unaudited non-GAAP supplemental vertical market information to provide additional insight into underlying operating performance on a comparable basis. Guidance is presented on a non-GAAP basis only, given that the GAAP basis charges for equity-based compensation related to SARs cannot be projected reasonably.

Forward Looking Statements
Except for historical information contained herein, the matters discussed in this announcement are forward-looking statements about expected future events and financial and operating results that involve risks and uncertainties. These uncertainties may cause our actual future results to be materially different from those discussed in forward-looking statements. Our risks and uncertainties include the timely development and market acceptance of new products; the impact of competitive products and pricing; our ability to procure capacity from our suppliers and the timely performance of their obligations, commodity prices, interest rates and foreign exchange, potential investment losses as a result of liquidity conditions, the effects of changing economic and political conditions in the market domestically and internationally and on our customers; our ability to realize the expected benefits of acquisitions; our relationships with and dependence on customers and growth rates in the personal computer, consumer electronics and embedded and automotive markets and within our sales channel; changes in customer order patterns, including order cancellations or reduced bookings; the effects of tariff, import and currency regulation; potential or actual litigation; and excess or obsolete inventory and variations in inventory valuation, among others. In addition, SMSC competes in the semiconductor industry, which has historically been characterized by intense competition, rapid technological change, cyclical market patterns, price erosion and periods of mismatched supply and demand.

Our forward looking statements are qualified in their entirety by the inherent risks and uncertainties surrounding future expectations and may not reflect the potential impact of any future acquisitions, mergers or divestitures. All forward-looking statements speak only as of the date hereof and are based upon the information available to SMSC at this time. Such statements are subject to change, and the Company does not undertake to update such statements, except to the extent required under applicable law and regulation. These and other risks and uncertainties, including potential liability resulting from pending or future litigation, are detailed from time to time in the Company's reports filed with the SEC. Investors are advised to read the Company's Annual Report on Form 10-K and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission, particularly those sections entitled “Other Factors That May Affect Future Operating Results” or “Risk Factors” for a more complete discussion of these and other risks and uncertainties.

About SMSC
SMSC is a leading developer of Smart Mixed-Signal Connectivity™ solutions. SMSC employs a unique systems level approach that incorporates a broad set of technologies and intellectual property to deliver differentiating products to its customers. The company is focused on delivering connectivity solutions that enable the proliferation of data in personal computers, automobiles, portable consumer devices and other applications. SMSC’s feature-rich products drive a number of industry standards and include USB, MOST® automotive networking, Kleer® wireless audio, embedded system control and analog solutions, including thermal management and RightTouch™ capacitive sensing. SMSC is headquartered in New York and has offices and research facilities in North America, Asia, Europe and India. Additional information is available at www.smsc.com.

SMSC, MOST and Kleer are registered trademarks and Smart Mixed-Signal Connectivity, TrueAuto and RightTouch are trademarks of Standard Microsystems Corporation.

Contact
Carolynne Borders
Senior Director, Corporate Communications & Investor Relations
Phone: 631-435-6626
carolynne.borders@smsc.com

STANDARD MICROSYSTEMS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED INCOME STATEMENTS (Unaudited)
(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	February 28,		February 28,

	2011	2010	2011	2010

Sales and revenues	$101,211	82,989	$409,479	307,778
Costs of goods sold	52,526	38,301	194,585	154,872

Gross profit on sales	48,685	44,688	214,894	152,906

Costs and expenses:
Research and development	23,894	21,156	96,370	77,702
Selling, general and administrative	26,237	21,445	100,351	85,049
Acquisition termination fee gain	(7,700)	-	(7,700)	-
Restructuring charges	3,689	860	4,703	2,123
Settlement Charge, net	-	-	-	2,019
Revaluation of contingent acquistion liabilities	(3,580)	-	(4,206)	-
Gain on equity investment (Canesta)	(71)	-	(320)	-
Impairment loss on equity investment (Symwave)	-	-	3,208	-
Compensation cost on acquisition	-	-	310	-
Impairment loss on Symwave intangible assets (Symwave)	3,531	-	3,531	-
Income (loss) from operations	2,685	1,227	18,647	(13,987)

Interest income	100	127	659	981
Interest expense	(38)	(31)	(153)	(163)
Other income (expense), net	228	244	(248)	(514)

Income (loss) before provision for (benefit from) income taxes	2,975	1,567	18,905	(13,683)

Provision for (benefit from) income taxes	1,303	621	8,278	(5,705)

Net income (loss)	$1,672	$946	$10,627	$(7,978)

Net income (loss) per share:
Basic	$0.07	$0.04	$0.47	$(0.36)

Diluted	$0.07	$0.04	$0.46	$(0.36)

Weighted average common shares outstanding:
Basic	22,897	22,349	22,667	22,133
Diluted	23,158	22,579	23,108	22,133

STANDARD MICROSYSTEMS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(in thousands)

	February 28,	February 28,
	2011	2010
Assets
Current assets:
Cash and cash equivalents	$170,387	$109,141
Short-term investments	-	30,500
Accounts receivable, net	64,714	47,972
Inventories	47,232	44,374
Deferred income taxes	31,156	23,278
Other current assets	8,047	6,613

Total current assets	321,536	261,878

Property, plant and equipment, net	67,382	66,802
Goodwill	77,273	54,414
Intangible assets, net	31,745	30,495
Long-term investments	29,490	42,957
Investments in equity securities	2,042	7,238
Deferred income taxes	6,074	11,364
Other assets	3,550	4,188

Total assets	$539,092	$479,336

Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$27,171	$25,992
Deferred income on shipments to distributors	16,167	16,125
Accrued expenses, income taxes and other current liabilities	72,459	48,424

Total current liabilities	115,797	90,541

Deferred income taxes	4,519	3,963
Other liabilities	21,869	22,944

Shareholders' equity:
Preferred stock	-	-
Common stock	2,749	2,688
Additional paid-in capital	359,790	340,959
Retained earnings	127,291	116,664
Treasury stock, at cost	(101,411)	(101,199)
Accumulated other comprehensive income	8,488	2,776

Total shareholders' equity	396,907	361,888

Total liabilities and shareholders' equity	$539,092	$479,336

STANDARD MICROSYSTEMS CORPORATION AND SUBSIDIARIES
Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures
 (in thousands, except per share amounts)

	Three Months Ended February 28,
	2011	2010
Gross profit – GAAP basis	$48,685	$44,688
Stock-based compensation (a)	290	281
Amortization of intangible assets	1,545	1,140
Release of goods received liability	-	(1,022)
Impact of inventory write-up on acquisitions	65	-
Impact of inventory write-off (Symwave)	2,234	-
Gross profit– non-GAAP basis	$52,819	$45,087

Income from operations – GAAP basis	$2,685	$1,227

Non-GAAP adjustments:
Stock-based compensation included in: (a)
Costs of goods sold	290	281
Research and development	701	968
Selling, general and administrative	1,300	1,717

Amortization of intangible assets included in:
Costs of goods sold	1,545	1,140
Selling, general and administrative	837	691

Restructuring charges	3,689	860
Executive transition costs	491	-
Gain on equity investment (Canesta)	(71)	-
Acquisition termination fee gain	(7,700)	-
Transaction costs - mergers and acquisitions	3,371	339
Impact of inventory write-up on acquisitions	65	-
Impact of inventory write-off (Symwave)	2,234	-
Impact of revaluation of contingent acquisition liabilities	(3,580)	-
Release of goods received liability	-	(1,022)
Impairment loss on intangible assets (Symwave)	3,531	-
Income from operations – non-GAAP basis	$9,388	$6,201

Net (loss) income – GAAP basis	$1,672	$946
Non-GAAP adjustments (as scheduled above)	6,703	4,974
Tax effect of non-GAAP adjustments	(2,344)	(1,791)
Net income – non-GAAP basis	$6,031	$4,129

GAAP net income per share – diluted	$0.07	$0.04
Non-GAAP income per share – diluted	$0.26	$0.18

Management believes that non-GAAP financial measures assist it in evaluating operational trends, financial performance, and cash generating capacity, and that these non-GAAP measures allow investors to evaluate SMSC's financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.

(a) To eliminate compensation expense for Stock Appreciation Rights (“SARs”), restricted stock units and stock options as recorded under GAAP applicable in each period presented. Cash paid in connection with exercises of SARs totaled $1.2 million and a negligible amount in the three month periods ended February 28, 2011 and 2010, respectively. The Company does not include charges related to restricted stock awards in these non-GAAP adjustments, as they were issued primarily in connection with the Company’s prior annual employee incentive compensation program.

STANDARD MICROSYSTEMS CORPORATION AND SUBSIDIARIES
Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures
 (in thousands, except per share amounts)

	Twelve Months Ended February 28,
	2011	2010
Gross profit – GAAP basis	$214,894	$152,923
Stock-based compensation	2,561	1,394
Amortization of intangible assets	5,431	4,304
Release of goods received liability	-	(1,022)
Impact of inventory write-up on acquisitions	368	-
Impact of inventory write-off (Symwave)	2,234	-
Accelerated depreciation on testers transferred	-	3,932
Gross profit– non-GAAP basis	$225,488	$161,531

Income (loss) from operations – GAAP basis (a)	$18,647	$(13,987)

Non-GAAP adjustments:
Stock-based compensation included in: (a)
Costs of goods sold	2,561	1,394
Research and development	6,748	4,274
Selling, general and administrative	14,074	8,918

Amortization of intangible assets included in:
Costs of goods sold	5,431	4,304
Selling, general and administrative	3,034	2,007

Restructuring charges	4,703	2,123
Settlement charge	-	2,019
Accelerated depreciation on testers transferred	-	3,932
Gain on equity investment in Canesta	(320)	-
Impairment loss on equity investment (Symwave)	3,208	-
Acquisition termination fee gain	(7,700)
Transaction costs - mergers and acquisitions	4,203	480
Impact of inventory write-up on acquisitions	368	-
Impact of inventory write-off on acquisition (Symwave)	2,234	-
Impact of revaluation of contingent acquisition liabilities	(4,206)	-
Release of goods received liability	-	(1,022)
Compensation expense on acquisitions	310	-
Executive transition costs	920	-
Impairment loss on Symwave intangible assets	3,531	-
Income from operations – non-GAAP basis	$57,746	$14,442

Net (loss) income – GAAP basis	$10,627	$(7,978)
Non-GAAP adjustments (as scheduled above)	39,099	28,429
Tax effect of non-GAAP adjustments	(12,548)	(10,234)
Net income – non-GAAP basis	$37,178	$10,217

GAAP net income (loss) per share – diluted	$0.46	$(0.36)
Non-GAAP income per share – diluted	$1.61	$0.46

Management believes that non-GAAP financial measures assist it in evaluating operational trends, financial performance, and cash generating capacity, and that these non-GAAP measures allow investors to evaluate SMSC's financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.

(a) To eliminate compensation expense for Stock Appreciation Rights (“SARs”) and stock options as recorded under GAAP applicable in each period presented. Cash paid in connection with exercises of SARs totaled $2.3 million and $0.5 million in the twelve month periods ended February 28, 2011 and 2010, respectively. The Company does not include charges related to restricted stock awards in these non-GAAP adjustments, as they were issued primarily in connection with the Company’s prior annual employee incentive compensation program.